                                                                    Exhibit 23.5



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountant, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Turbes Drealan Kvilhaug & Co., PA
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Turbes Drealan Kvilhaug & Co., PA


January 27, 2000